Exhibit 99.1

                  Contacts:      Bill Chardavoyne
                                 Chief Financial Officer
                                 (310) 255-2229
                                 bchardavoyne@activision.com

                                 Kristin Mulvihill Southey
                                 Vice President, Investor Relations
                                 (310) 255-2635
                                 ksouthey@activision.com


                                 Maryanne Lataif
                                 Vice President, Corporate Communications
                                 (310) 255-2704
                                 mlataif@activision.com

FOR IMMEDIATE RELEASE

                ACTIVISION ANNOUNCES SECOND QUARTER 2006 RESULTS

                    -- Company's Q2 Results Exceed Outlook --

                 -- Company Increases FY 2006 Revenue Outlook --

     Santa Monica, CA - November 2, 2005 - Activision, Inc. (Nasdaq: ATVI) today announced financial results for the second fiscal quarter ended September 30, 2005.

     Net revenues were $222.5 million, an increase of $22.5 million from the company's prior outlook of $200 million. Net revenues for the second quarter of last fiscal year were $310.6 million. Net loss for the second fiscal quarter was $13.2 million, as compared with a net income for the second fiscal quarter last year of $25.5 million. Loss per share was $0.05, which is $0.02 better than the company's prior outlook of a loss per share of $0.07, as compared with earnings per diluted share of $0.09 reported for the same period last year.

     Net revenues for the six-month period ended September 30, 2005, were $463.6 million, as compared to net revenues of $521.9 million reported for the six-month period of last fiscal year. Net loss for the six-month period was $16.8 million, or a loss per share of $0.06, as compared with net income of $37.5 million, or earnings per diluted share of $0.14, reported for the same period last year.

                                     (more)

     Robert A. Kotick, Chairman and CEO of Activision, stated, "Our second quarter revenues and earnings exceeded our expectations, despite having difficult year-over-year comparables. To date, seven of our games have shipped more than one million units each. We remain focused on big propositions and in the third quarter will release the strongest holiday slate in our history. We are optimistic about our holiday titles, although we remain cautious of the many variables that can still affect the holiday selling season and our own performance. As we look toward the future, we will continue to leverage our expanding portfolio of franchises and world class development capabilities to strengthen our global competitive position."

     Kotick continued, "We are excited about the long-term opportunities that will result from the next-generation consoles and handheld platforms. These new platforms combined with the ever increasing installed base of current-generation console hardware and our strong portfolio of brands should enable us to continue to take advantage of the positive market fundamentals over the long-term."

Business Highlights

     Activision's second quarter results were driven by sales of Ultimate Spider-Man(TM) for the PlayStation(R) 2 computer entertainment system, Xbox(R) video game system from Microsoft, Nintendo(R) Game Cube(TM), Nintendo Game Boy(R) Advance, Nintendo(R) DS(TM) video game platforms and the PC; and X-Men Legends II: Rise of Apocalypse and World Series of Poker for the PlayStation(R) 2 computer entertainment system, Xbox(R) video game system from Microsoft, Nintendo(R) Game Cube(TM), the PC and the PlayStation(R) Portable Entertainment Platforms (PSP(TM)). The company also released Tony Hawk's Underground 2 Remix and Spider-Man 2TM) in conjunction with the European launch of the PSP hardware.

     Other highlights include:

     o On September 12, 2005, Activision announced the appointment of Thomas Tippl as Chief Financial Officer and Director of Activision Publishing, Inc. A 14-year veteran of Procter & Gamble, Tippl has held leadership positions in investor relations, global treasury, financial and strategic planning, acquisitions and divestitures and financial management of business units in Asia, Europe and North America.

     o During the second quarter, Activision's Board of Directors approved a four-for-three split of its common shares. The split was announced on September 28, 2005 and was paid on October 24, 2005 to shareholders of record as of the close of business on October 10, 2005.

                                     (more)

     Activision's third quarter slate will be driven primarily by proven franchises which include Tony Hawk's American Wasteland(TM) for the PlayStation 2 computer entertainment system, Xbox video game system, the soon-to-be released Xbox 360(TM) video game and entertainment system, Nintendo GameCube, Nintendo Game Boy Advance and the Nintendo DS; Call of Duty 2(TM) and Quake 4(TM) for the PC and Xbox 360 video game and entertainment system; Call of Duty 2: Big Red One(TM) and True Crime: New York City(TM) for the PlayStation 2 computer entertainment system, Xbox video game system and Nintendo GameCube; and Shrek(R) SuperSlam for the PlayStation 2 computer entertainment system, Xbox video game system, Nintendo GameCube, Nintendo Game Boy Advance and the Nintendo DS. Additionally, the company will introduce two new intellectual properties GUN(TM), from our internal studio Neversoft, which is being developed for the PlayStation 2 computer entertainment system, Xbox video game system, Xbox 360(TM) video game and entertainment system, Nintendo GameCube, and the PC; and The Movies(TM) for the PC.

     Kotick continued, "Our ability to release our largest holiday slate in the company's history -- eight big propositions -- prior to Thanksgiving is a testament to our extraordinarily talented employees' dedication, innovation, passion and commitment, as well as our organization's institutionalized product development processes which enable us to manage a large portfolio of global products while providing consistency with launch dates and product quality."

Company Outlook

     For the full fiscal year, Activision raised its net revenue outlook to $1.48 billion, and expects earnings per diluted share of $0.52.

     The company reconfirmed its net revenue outlook for the third quarter and expects net revenues of $790 million and earnings per diluted share of $0.52. For the fourth quarter, Activision expects net revenues of $226 million and earnings per diluted share of $0.05.

Conference Call

     Today at 4:30 p.m. EST, Activision's management will host a conference call and webcast to discuss its second quarter fiscal year 2006 results and outlook. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.activision.com to listen to the conference call via live webcast or to listen to the call live by dialing into (913) 981-4902 in the U.S.

                                     (more)

About Activision

     Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $1.4 billion for the fiscal year ended March 31, 2005.

     Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Spain, Japan, Australia, Scandinavia and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.

Note: The statements made in this press release that are not historical facts are "forward-looking" statements. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements.

Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities. These important factors and other factors that potentially could affect the company's financial results are described in our filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers of this press release are referred to such filings. The company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the company's assumptions or otherwise. The company undertakes no obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               (Tables to Follow)

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

                                   Quarter ended September 30,  Six months ended September 30,
                                        2005        2004               2005        2004
                                                  Restated                       Restated
                                    ----------  ------------       ----------  -----------
Net revenues                         $222,540    $310,626           $463,633    $521,902
Costs and expenses:
 Cost of sales
    - product costs                   112,582     123,177            249,336     212,265
 Cost of sales
    - software royalties
     and amortization                  20,427      46,363             35,003      58,646
 Cost of sales
    - intellectual
     property licenses                  8,449      17,551             29,389      35,199
 Product development                   28,072      19,881             45,874      40,986
 Sales and marketing                   56,640      53,234            102,958      94,968
 General and administrative            22,917      15,762             41,068      29,447
                                     --------    --------           --------    --------

  Total operating expenses            249,087     275,968            503,628     471,511

Operating income (loss)               (26,547)     34,658            (39,995)     50,391
Investment income, net                  6,330       2,645             13,678       4,757

Income (loss) before
 provision (benefit) for
 income taxes                         (20,217)     37,303            (26,317)     55,148
Provision (benefit)
 for income taxes                      (6,975)     11,760             (9,490)     17,648
                                     --------    --------           --------    --------

Net income (loss)                    $(13,242)   $ 25,543           $(16,827)   $ 37,500
                                     ========    ========           ========    ========

Basic earnings (loss)
 per share                           $  (0.05)   $   0.10           $  (0.06)   $   0.15
Weighted average
 common shares outstanding            272,129     246,231            270,643     245,576

Diluted earnings (loss)
 per share                           $  (0.05)   $   0.09           $  (0.06)   $   0.14
Weighted average
 common shares
 outstanding assuming
 dilution                             272,129     271,439            270,643     272,227

Share and earnings per share data have been restated to reflect our four-for-three stock splits for shareholders of record as of March 7, 2005, paid
March 22, 2005 and for shareholders of record as of October 10, 2005, paid
October 24, 2005.


ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
                                         September 30,    March 31,
                                             2005           2005
                                        -------------   -------------
ASSETS
 Current assets:
   Cash, cash equivalents and
     short-term investments             $  750,259      $  840,864
   Accounts receivable, net                116,879         109,144
   Inventories                              52,035          48,018
   Software development                    110,248          73,096
   Intellectual property licenses           10,513          21,572
   Deferred income taxes                    11,616           6,760
   Other current assets                     30,712          23,010
                                        ----------      ----------
     Total current assets                1,082,262       1,122,464
                                        ==========      ==========

   Software development                     12,643          18,518
   Intellectual property licenses           18,825          14,154
   Property and equipment, net              35,668          30,490
   Deferred income taxes                    48,181          28,041
   Other assets                              1,239           1,635
   Goodwill                                 98,683          91,661
                                        ----------      ----------
     Total assets                       $1,297,501      $1,306,963
                                        ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                     $   90,838      $  108,984
   Accrued expenses                         85,759          98,067
                                        ----------      ----------
     Total current liabilities             176,597         207,051
                                        ----------      ----------
   Other liabilities                           656               -
                                        ----------      ----------
     Total liabilities                     177,253         207,051
                                        ==========      ==========

 Shareholders' equity:
   Common stock                                  -               -
   Additional paid-in capital              787,454         741,680
   Retained earnings                       329,787         346,614
   Accumulated other
    comprehensive income                     4,890          11,618
   Unearned compensation                    (1,883)              -
                                        ----------      ----------
     Total shareholders' equity          1,120,248       1,099,912
                                        ----------      ----------
     Total liabilities and
       shareholders' equity             $1,297,501      $1,306,963
                                        ==========      ==========

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter Ended September 30, 2005 and 2004
(Amounts in thousands)

                                                                                                              Percent
                                                                                                              Increase
                                                                    Quarter Ended                            (Decrease)
                                          September 30, 2005                      Sepember 30, 2004
                                      Amount          % of Total                 Amount    % of Total

Geographic Revenue Mix
         North America               $111,904            50%                    $157,705       51%             -29%
         International                110,636            50%                     152,921       49%             -28%
                                     --------           ----                    --------      ----            -----
         Total net revenues          $222,540           100%                    $310,626      100%             -28%
                                     ========           ====                    ========      ====            =====

Activity/Platform Mix
Publishing:
         Console                     $108,025            48%                    $145,542       47%             -26%
         Hand-held                     44,287            20%                      23,669        8%              87%
         PC                            15,095             7%                      97,184       31%             -84%
                                     --------           ----                    --------      ----            -----
         Total publishing            $167,407            75%                    $266,395       86%             -37%
                                     ========           ====                    ========      ====            =====

Distribution:
         Console                     $ 29,848            13%                    $ 29,929       10%               0%
         Hand-held                     19,167             9%                       3,556        1%             439%
         PC                             6,118             3%                      10,746        3%             -43%
                                     --------           ----                    --------      ----            -----
         Total distribution          $ 55,133            25%                    $ 44,231       14%              25%
                                     --------           ----                    --------      ----            -----
         Total net revenues          $222,540           100%                    $310,626      100%             -28%
                                     ========           ====                    ========      ====            =====


                                                                                                              Percent
                                                                                                              Increase
                                                               Six Months Ended                              (Decrease)
                                          September 30, 2005                      September 30, 2004
                                      Amount          % of Total                 Amount    % of Total

Geographic Revenue Mix
         North America               $224,224            48%                    $282,896       54%             -21%
         International                239,409            52%                     239,006       46%               0%
                                     --------           ----                    --------      ----            -----
         Total net revenues          $463,633           100%                    $521,902      100%             -11%
                                     ========           ====                    ========      ====            =====

Activity/Platform Mix
Publishing:
         Console                     $250,387            54%                    $264,669       51%              -5%
         Hand-held                     69,618            15%                      42,099        8%              65%
         PC                            40,953             9%                     121,279       23%             -66%
                                     --------           ----                    --------      ----            -----
         Total publishing            $360,958            78%                    $428,047       82%             -16%
                                     ========           ====                    ========      ====            =====

Distribution:
         Console                     $ 67,936            15%                    $ 69,123       13%              -2%
         Hand-held                     23,075             5%                       7,211        1%             220%
         PC                            11,664             2%                      17,521        4%             -33%
                                     --------           ----                    --------      ----            -----
         Total distribution          $102,675            22%                    $ 93,855       18%               9%
                                     --------           ----                    --------      ----            -----
         Total net revenues          $463,633           100%                    $521,902      100%             -11%
                                     ========           ====                    ========      ====            =====

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter Ended September 30, 2005 and 2004




                                           Quarter Ended         Quarter Ended        Six Months Ended        Six Months Ended
                                         September 30, 2005    September 30, 2004    September  30, 2005     September 30, 2004
Publishing Net Revenues

         PC                                     9%                  36%                  11%                     28%
------------------------------------      ------------         ------------          -----------             -----------
         Console                               65%                  55%                  70%                     62%
------------------------------------      ------------         ------------          -----------             -----------
           Sony PlayStation  2                 39%                  33%                  36%                     37%
           Microsoft Xbox                      15%                  14%                  26%                     15%
           Nintendo GameCube                   11%                   8%                   8%                     10%

         Hand-held                             26%                   9%                  19%                     10%
------------------------------------      ------------         ------------         -----------              -----------
           Nintendo Game Boy Advance           12%                   9%                  10%                     10%
           Nintendo Dual Screen                 3%                   0%                   3%                      0%
           Sony PlayStation Portable           11%                   0%                   6%                      0%
------------------------------------      ------------         ------------         -----------              -----------
         Total publishing net revenues        100%                 100%                 100%                    100%
======================================    ============         ============         ===========              ===========